EXHIBIT (d)(7)

[Form of Stock Option Agreement for Caesars Entertainment Corporation

Management Equity Incentive Stock Plan]

CAESARS ENTERTAINMENT CORPORATION

MANAGEMENT EQUITY INCENTIVE STOCK PLAN

OPTION GRANT AGREEMENT

THIS OPTION GRANT AGREEMENT (the “Agreement”) is made as by and between Caesars Entertainment Corporation, a Delaware corporation (the “Corporation”) and the “Participant” on the date set forth on the final page of this Agreement. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

WHEREAS, the Corporation has adopted and maintains the Caesars Entertainment Corporation Management Equity Incentive Plan (the “Plan”) to promote the interests of the Corporation and its Affiliates and Stockholders by providing the Corporation’s key employees and others with an appropriate incentive to encourage them to continue in the employ of and provide services for the Corporation or its Affiliates and to improve the growth and profitability of the Corporation;

WHEREAS, the Plan provides for the Grant to Participants of Options to purchase Shares.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Corporation hereby grants to the Participant a Time-Based Option, a 2X Performance Option and a 3X Performance Option as set forth on the signature page hereto.

2. Grant Date. The Grant Date of the Option hereby granted is                 , 20    .

3. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Agreement, as interpreted by the Committee, shall govern. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.

4. Exercise Price. The exercise price of each Share underlying the Option hereby granted is set forth on the signature page hereto.

5. Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by the Corporation shall be implied by the Corporation’s forbearance or failure to take action. This Agreement is intended to comply with Section 409A of the Code and any guidance issued there under and shall be interpreted, operated and administered by the Committee accordingly,

6. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring, Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

7. Limitation on Transfer. The Option shall be exercisable only by the Participant or the Participant’s Permitted Transferee(s), as determined in accordance with the terms of the Plan (including without limitation the requirement that the Participant obtain the prior written approval by the Committee of any proposed Transfer to a Permitted Transferee during the lifetime of the Participant). Each Permitted Transferee shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan and this Stock Option Grant Agreement and shall be entitled to all the rights of the Participant under the Plan, provided that in respect of any Permitted Transferee which is a trust or custodianship, the Option shall become exercisable and/or expire based on the Employment and termination of Employment of the Participant. All Shares obtained pursuant to the Option granted herein shall not be transferred except as provided in the Plan and, where applicable, the Management Investor Rights Agreement.

8. No Special Employment Rights. Nothing contained in the Plan shall confer upon the Participant any right with respect to the continuation of Employment or interfere in any way with the right of the Corporation or an Affiliate, subject to the terms of any separate Employment agreement to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of the Option.

9. Participant’s Undertaking and Consents. The Participant hereby agrees to take whatever reasonable additional actions and execute whatever additional documents the Corporation may in its reasonable, good faith judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of this Stock Option Grant Agreement and the Plan (it being understood that such additional actions and documents shall not in any way expand such obligations or restrictions). The Participant hereby consents to the collection, retention, use, processing and transfer of the Participant’s personal data by the Corporation and any of its Affiliates, any administrator of the Plan, the Corporation’s registrars or brokers for the purposes of implementing and operating the Plan.

10. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter, except to the extent of any conflict between the provisions hereof and an employment agreement effective on the date hereof.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.

13. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Option shall be final and conclusive. The Participant further acknowledges that, prior to the occurrence of an Initial Public Offering, no exercise of the Option or any portion thereof shall be effective unless and until the Participant has executed the Management Investor Rights Agreement and the Participant hereby agrees to be bound thereby.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement, the Plan and the Management Investor Rights Agreement as set forth below.

CAESARS ENTERTAINMENT CORPORATION

By:
Name:
Title:
Date:

PARTICIPANT

By:
Name:
Date:

Number of Shares subject to Time-Based Option:		[	— ]

Number of Shares subject to 2X Performance Option:		[	— ]

Number of Shares subject to 3X Performance Option:		[	— ]

Exercise Price for Time-Based Option, 2X Performance Option and 3X Performance Option:	$	[	— ] per Share

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